EXHIBIT 4.13


                              AMENDED AND RESTATED
                              CERTIFICATE OF TRUST
                                       OF
                           PPL CAPITAL FUNDING TRUST I

          This Amended and Restated Certificate of Trust of PPL Capital Funding Trust I (originally known as "PP&L Capital Funding Trust I") (the "Trust"), dated as of August 15, 2000, is being duly executed and filed under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.) (the "Act") by the undersigned, as trustees of the Trust, to amend and restate the Certificate of Trust of the Trust, which was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on September 21, 1999, as amended by the Certificate of Amendment to the Certificate of Trust, which was filed with the Secretary of State on May 23, 2000 (the "Certificate of Trust").

          The Certificate of Trust is hereby amended and restated in its entirety, pursuant to Section 3810(c)(1) of the Act, to read as follows:

          1.   Name. The name of the business trust formed hereby is PPL Capital
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Funding Trust I.

          2.   Delaware Trustee. The name and business address of the trustee of
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the Trust with its principal place of business in the State of Delaware are
Chase Manhattan Bank USA, National Association, 1201 Market Street, Wilmington, Delaware, 19801, Attention: Corporate Trust Administration.

          3.   Effective Date. This Certificate of Trust shall be effective upon
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the date and time of filing.

          4.   Counterparts. This Certificate of Trust may be executed in one or
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more counterparts.


                            [SIGNATURE PAGE FOLLOWS]


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          IN WITNESS WHEREOF, the undersigned have executed this Certificate of
Trust in accordance with Section 3811(a)(2) of the Act.


                                   CHASE MANHATTAN BANK USA, NATIONAL
                                   ASSOCIATION, not in its individual capacity, but solely as trustee


                                   By:  /s/ Denis Kelly
                                        ---------------------------------------
                                        Name:  Denis Kelly
                                        Title: Assistant Vice President


                                   THE CHASE MANHATTAN BANK, not in its
                                   individual capacity, but solely as trustee


                                   By:  /s/ Robert S. Peschler
                                        ---------------------------------------
                                        Name:  Robert S. Peschler
                                        Title: Assistant Vice President


                                   JAMES E. ABEL, not in his individual
                                   capacity, but solely as trustee


                                   /s/ James E. Abel
                                   --------------------------------------------


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